EXHIBIT 10.1


                                 LEASE AGREEMENT
                                 ---------------

         THIS LEASE AGREEMENT ("Lease"), made as of this _____ day of _________________, 1997, by and between East Boca Plaza Associates, Ltd., a Florida limited partnership c/o MCAVA Real Estate, Inc. ("Landlord"), with an address of 3612 W. Hillsboro Boulevard, Deerfield Beach, Florida 33442, and Webb Mort gage Corporation, a Florida corporation ("Tenant"), with an address of 4400 North Federal Highway Suite 307, Boca Raton, Florida 33431.

                                    ARTICLE I
                                 GRANT AND TERM

         1.1 Premises. Landlord, in consideration of the rent to be paid and the covenants to be performed by Tenant, does hereby demise and lease unto Tenant, and Tenant hereby rents from Landlord, those certain premises (the "Premises"), which is a free standing building located on an outparcel of the shopping center known as "North Dixie Plaza" located at the southeast corner of North Dixie Highway and Spanish River Boulevard (hereinafter referred to as "Shopping Center"), which outparcel is more particularly described on Exhibit A, attached hereto and made a part hereof (the "Outparcel") and depicted on the survey of the Outparcel, which survey is attached hereto and made a part hereof as Exhibit "A", subject to easements, restrictions and other matters of record. The Premises has a street address of 155 N.E. Spanish River Boulevard, Boca Raton, Florida 33431. Landlord and Tenant conclusively presume to agree for purposes of this Lease that the Premises contains Two Thousand Five Hundred (2, 500) square feet ("Square Footage").

         1.2 Commencement and Ending Day of Term. The term of this Lease ("Lease Term") shall commence ("Commencement") 120 days after the date on which Landlord notifies Tenant in writing that the Premises are available for Tenant's occupancy, and shall end six (6) years after the Commencement Date unless sooner terminated or extended as hereinafter provided. Tenant shall have the right to enter the Premises on the date that the Landlord notifies Tenant in writing that the Premises is available for Tenant's occupancy. From the date Tenant enters the Premises and through the Commencement Date, Tenant shall have all the duties, obligations and responsibilities under this Lease except for the payment of Rent and Shared Expenses.

         1.3 Option to Renew. Provided that Tenant is not in default under any of the terms, conditions or provisions of this Lease, Tenant shall have the option to extend or renew this Lease for one (1) additional period of five (5) years (hereinafter the "Renewal Term") . The Renewal Term shall be exercisable by Tenant giving written notice of the exercise of such renewal option to Landlord at least ninety (90) days prior to the expiration of the original Lease Term. In the event that Tenant exercises the option to renew this Lease, then the Lease Term shall be extended accordingly upon the same terms, covenants and conditions as set forth in this Lease with respect to the original Lease Term.

         1.4 Surrender of Premises and the Outparcel. At the expiration of the Lease Term, Tenant shall (a) surrender the Premises and the Outparcel in the same condition as existed when Tenant took


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possession of the Premises, ordinary wear and tear excepted, and (b) deliver all keys for and all combinations on locks, safes and vaults in the Premises to Landlord.

         1.5      INTENTIONALLY DELETED.

         1.6 Title to the Premises. Landlord covenants and agrees that it has full right and lawful authority to enter into this Lease for the full term herein granted and for all extensions herein provided.

                                    ARTICLE 2
                                      RENT

         2.1      Rent.
                  -----

                  (a) Fixed Minimum Rent and Minimum Installment Payments. Tenant agrees to pay to Landlord during the Lease Term, and any Renewal Term, if applicable, total rent per annum in an amount equal to $33,000.00 ("Fixed Minimum Rent"), subject to adjustment as provided for herein, which shall be payable in equal monthly installments, in advance on or before the first day of each month, without demand, notice, deduction or setoff of any kind ("Minimum Installment Payments").

                  (b) Shared Expenses.

                      (i) Tax Installment Payment. In addition to Fixed Minimum Rent, Tenant agrees to pay Landlord, during the Lease Term and all Renewal Terms, as part of the Shared Expenses (as hereafter defined) all real estate taxes and any and all other taxes and assessments of every kind and nature that Landlord shall pay or be obligated to pay because of or in connection with the Premises and the Outparcel (the "Taxes") . Tenant agrees to pay Landlord, in advance on the first day of each month, along with the Minimum Installment Payment, an amount equal to one-twelfth (1/12) of the Taxes (the "Tax Installment Payment") which initially shall be approximately (subject to annual adjustment) in the amount of Five Hundred and No/100 Dollars ($500.00) per month as shown on Exhibit C.

                      (ii) Shared Expense Installment Payment. In addition to Fixed Minimum Rent and the Tax Installment Payment, Tenant agrees to pay Landlord, during the Lease Term and all Renewal Terms ("Shared Expenses Installment Payment"), Tenant's Proportionate share of insurance and common area maintenance, expenses and repairs, and any and all ocher costs and disbursements of every kind and nature that Landlord shall pay or be obligated to pay because of or in connection with the operation and maintenance of the Shopping Center ("Shared Expenses") all as hereinafter described.

                  Tenant's proportionate share of the Shared Expenses shall be equal to the percentage which the Square Footage of the Premises bears to the square footage of all gross leasable space in the Shopping Center (presently 72,976 square feet) ("Total Square Footage"), as the same may from time to time increase or decrease. Tenant agrees to pay Landlord, in advance on the first day of each

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month, along with the Minimum Installment Payment, an amount equal to one-twelfth (1/12) of Tenant's estimated share of Shared Expenses ("Shared Expense Installment Payment") which initially shall be (subject to annual adjustment) in the amount cf $320.83 per month as shown on Exhibit C. Tenant's proportionate share of the Shared Expenses shall be calculated annually or semi-annually by Landlord and Tenant shall be obligated and agrees to remit to Landlord, within ten (10) days of receipt of notice, the amount of Tenant's share of Shared Expenses. The semi-annual or annual billing from Landlord to Tenant shall set forth the total amount of Tenant's share of Shared Expenses and credit all Shared Expense Installment Payments received by Landlord. Landlord agrees that Tenant's Shared Expense Installment Payment shall not increase by more than 5% over the previous calendar year. Notwithstanding the foregoing to the contrary, however, the foregoing limitation on the increase in Tenant's Shared Expense Installment Payments shall not be applicable to Tenant's obligation to pay its pro rata share of (i) taxes and assessments pursuant to
Section 2.4 hereof (the Tax Installment Payment); and (ii) insurance pursuant to
Section 11.2 hereof. By way of example, in the event that taxes and/or insurance increase by more than 5% in any given calendar year, Tenant would be obligated to pay its full pro rata share of the foregoing regardless of the amount by which the same has increased.

                  (c) Fixed Minimum Rent may be subject to adjustment as set forth in Section 2.1(d) below. Minimum Installment Payments, the Tax Installment Payment and Shared Expense Installment Payments are hereafter collectively referred to as "Required Installment Payments," which are set forth on Exhibit C.

                  (d) Fixed Minimum Rent and Minimum Installment Payments as set forth in Section 2.1(a) above are based upon a rental rate of $13.20 per square foot per annum ("Original Base Rent" or "OBR") or $2,750.00 per month and shall be applicable for the first twenty-four (24) months of the Lease Term. The OBR shall thereafter be as follows:

                      (i) commencing with month 25 and ending with month 36 of the Lease Term, the OBR shall increase to $13.60 per square foot per annum or $2,833.33 per month;

                      (ii) commencing with month 37 and ending with month 48 of the Lease Term, the OBR shall increase to $14.00 per square foot per annum or $2,916.67 per month;

                      (iii) commencing with month 49 and ending with month 60 of the Lease Term, the OBR shall increase to $14.60 per square foot per annum or $ 3,041.67 per month;

                      (iv) commencing with month 61 and ending with month 72 of the Lease Term, the OBR shall increase to $15.20 per square foot per annum, or $3,166.67 per month;

                      (v) commencing with month one (1) of the Renewal Term and ending with month 12, the OBR shall increase to $15.81 per square foot per annum or $3,293.75 per month;

                      (vi) commencing with month 13 of the Renewal Term and ending with month 24, the OBR shall increase to $16.44 per square foot per annum or $3,425.00 per month;


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                      (vii) commencing with month 25 of the Renewal Term and
ending with month 36, the OBR shall increase to $17.10 per square foot per annum or $3,562.50 per month;

                      (viii) commencing with month 37 of the Renewal Term and ending with month 48, the OBR shall increase to $17.78 per square foot per annum or $3,704.17 per month; and

                      (ix) commencing with month 49 of the Renewal Term and ending with month 60, the OBR shall increase to $18.49 per square foot per annum or $3,852.08 per month.

                  Tenant covenants and agrees to invest a minimum of Thirty Thousand and No/100 Dollars ($30,000) in renovations, repairs, replacements and additions to the fixtures and non-personal property aspects of the Premises, including, without limitation, the walls, doors, carpeting, paint, installed lighting and plumbing ("Tenant Buildout"). Tenant Buildout shall not include furniture (i.e, desks, wall units, bookshelves, receptionist stations, work stations, etc.), artwork, equipment (i.e., photocopiers, computers, telefax machines, telephone systems, etc.) and other items of removable, non-permanent personal property. In consideration for Tenant's investment of the Tenant Buildout, and provided that Tenant is now in default hereunder, and no event has occurred that with the passage of time would constitute a default), Landlord agrees that Tenant shall not be obligated to pay Minimum Installment Rent and Shared Expense Installment Payment (except for the portion of the Shared Expense Installment Payment attributable to insurance, as provided for in Section 11.2, which Tenant shall be obligated to pay) through and including month 12 of the Lease Term. In clarification of the foregoing, Tenant shall be obligated to pay the Tax Installment Payment, its pro rata share of insurance as provided for in
Section 11.2 hereof and any other penalties or sums otherwise due hereunder commencing on the Commencement Date. Tenant covenants and agrees to provide Landlord with invoices, paid checks, contractor agreements and other documentation reasonably satisfactory to Landlord evidencing Tenant's build-out investment prior to Tenant's opening for business at the Premises . In the event that such evidence does not reflect that Tenant's build-out investment is at least $30,000.00, then in such event, Tenant shall have the obligation to pay all monies due and payable hereunder, including, without limitation, the full amount of Minimum Installment Rent and Shared Expenses.

                  Notwithstanding the foregoing to the contrary and provided that Tenant is not in default hereunder, and no event has occurred that with the passage of time would constitute a default, Landlord agrees that Tenant shall be entitled to pay its entire obligation for Tax Installment Payments and the portion of the Shared Expense Installment Payments attributable to insurance as provided for in Section 11.2 hereof, that will accrue from the date that this Lease is executed through and including first Lease year, in one (1) lump sum, payable within 10 days after the date that Landlord sends the Tax Reconciliation to Tenant.

                  Should the Lease Term commence on a day other than the first day of a calendar month, then the rental for such month shall be prorated on a daily basis based upon a thirty (30) day calendar month. For purposes of this Lease, a "Lease Year" shall be defined to mean a period of twelve (12) consecutive calendar months. The first Lease Year shall begin on the Commencement Date. Each succeeding Lease Year shall commence on the anniversary date of the first Lease Year

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(the Required Installment Payment and Percentage Rent are sometimes hereafter collectively referred to as "Rent").

         2.2 INTENTIONALLY DELETED.

         2.3 INTENTIONALLY DELETED.

         2.4 Tenant Tax Obligation. Tenant agrees to pay, as the Tax Installment Payment, all taxes and assessments which have been or may be levied or assessed by any lawful authority, for any calendar year during the Lease Term, against the Land and buildings presently and/or at any time during the term of this Lease comprising the Outparcel. Any tax and/or assessment of any kind or nature presently or hereafter imposed by the State of Florida or any political subdivision thereof or any governmental authority having jurisdiction thereover, upon, against or with respect to the rentals payable by tenants in the Shopping Center or in connection with the Outparcel and the Premises, to Landlord or on the income of Landlord derived from the Shopping Center and the Premises or with respect to Landlord, or the individuals or entities comprising Landlord, ownership of the land and buildings presently and/or at any time during the Lease Term comprising the Shopping Center and the Outparcel, either by way of substitution for all or any part of the taxes and assessments levied or assessed against such land and such buildings, or in addition thereto, shall be deemed to constitute a tax and/or assessment against such land and such buildings for the purpose of this Section and Tenant shall be obligated to pay its proportionate share thereof as provided herein. In addition, should any governmental authority having jurisdiction thereover impose a tax or surcharge of any kind or nature upon, against or with respect to the parking areas or the number of parking spaces in the Shopping Center or the Outparcel, such tax or surcharge shall likewise be deemed to constitute a tax and/or assessment against such land and such buildings for the purpose of this Section and Tenant shall be obligated to pay its proportionate share thereof as provided herein. Tenant shall not be obligated to pay Landlord's income taxes.

                  The aforesaid taxes and assessments levied or assessed for or during the term hereof, as determined by Landlord shall, as already provided, be paid in monthly installments, as the Tax Installment Payment portion of the Required Installment Payment; provided, that in the event Landlord is required under any mortgage covering the Shopping Center and/or the Outparcel to escrow real estate taxes, Landlord may, but shall not be obligated to, use the amount required to be so escrowed as a basis for its estimate of the monthly installments due from Tenant hereunder. Upon receipt of all tax bills and assessment bills attributable to any calendar year during the Lease Term, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's proportionate share of the taxes and assessments for such year. In the event no tax bill is available, Landlord will compute the amount of such tax. If the total amount paid by Tenant under this Section for any calendar year during the Lease Term shall be less than the actual amount due from Tenant for such year, as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within ten (10) days after receipt of notice from Landlord. If the amount actually paid by Tenant exceeds such actual amount due from Tenant for such calendar year, such excess shall be credited against the next installment of taxes and assessments due from Tenant to Landlord hereunder. A copy of a tax bill or assessment

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bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of taxes and/or assessments assessed or levied against the property to which such bill relates.

                  Prior to or on the Commencement Date and from time to time thereafter throughout the Lease Term, Landlord shall notify Tenant in writing of Landlord's estimate of Tenant's monthly installments due hereunder. Landlord and Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease.

         2.5 Additional Rent. Rent shall be defined in this Lease as the Required Installment Payment and Percentage Rent only, which sums shall be payable in the manner provided in this Lease. Any and all other sums of money or charges required to be paid by Tenant pursuant to the provisions of this Lease or in the Exhibits attached hereto, whether or not the same be so designated, shall be considered "Additional Rent" and shall be due and payable and recoverable in the same manner as Rent.

         2.6 Late Payment Penalty. If Tenant shall fail to pay within ten (10) day's from when due any Rent or other charges designated as Additional Rent, Tenant shall pay to Landlord, on demand, a late charge of five percent (5%) of the late amount. In the event Tenant fails to pay such late charge, such unpaid amounts shall thereafter bear interest from the due date thereof to the date of payment at the highest rate chargeable by applicable law ("Applicable Rate").

         2.7 Expenditures by Landlord. If Landlord shall make any expenditure for which Tenant is liable under this Lease, the amount thereof shall be deemed Additional Rent due and payable by Tenant with the succeeding installment of Rent (unless some other date is expressly provided herein for payment of such amount) together with interest thereon at the Applicable Rate.

         2.8 Sales, Use and Excise Taxes. Tenant shall pay all sales, use and other taxes imposed by any governmental authorities upon the manufacture, sale, use, transmission, distribution or other process necessary or incidental to the furnishing of sewer, water, electricity, and domestic water or other services to the Premises and the Outparcel. Tenant shall pay, before delinquency, all personal property taxes and assessments on the furniture, fixtures, equipment, and other property of Tenant located in the Premises and on additions and improvements in the Premises belonging to Tenant. Tenant shall also pay, as Additional Rent, all sales tax assessed against the Rent by governmental authority, even though taxing statute or ordinance may purport to impose such sales tax against Landlord. The payment of sales tax shall be made by Tenant on a monthly basis, concurrently with payment of the Rent.

         2.9 Net Lease. It is the intent of the parties hereto that Rent payable under this Lease is absolutely net to Landlord, except as expressly provided for in the Lease Any amount and any obligation which is not expressly declared herein to be that of Landlord pertaining to the Premises and the Outparcel shall be deemed to be the obligation of Tenant to be performed by and at the expense of Tenant.


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                                    ARTICLE 3
                              INTENTIONALLY DELETED

                                    ARTICLE 4
                              INTENTIONALLY DELETED

                                    ARTICLE 5
                            LANDLORD'S WORK, TENANT'S
                        POSSESSION DATE AND CANCELLATION

         5.1 INTENTIONALLY DELETED.

         5.2 Delivery of Possession Ready for Occupancy. It is agreed that by taking possession of the Premises, Tenant accepts the Premises in its/their existing "AS-IS" "WHERE-IS" condition without representation or warranty by Landlord of any kind or nature whatsoever.

         5.3 INTENTIONALLY DELETED.

         5.4 Changes and Conditions. Landlord reserves the right at any time, and from time to time, to construct other buildings and improvements in the Shopping Center, and to enlarge the building or buildings within the Shopping Center, and to build adjoining thereto and to construct decks or elevated parking facilities and free-standing, single story buildings within the parking lot areas of the Shopping Center. Landlord reserves the right at any time to relocate the various buildings, other than the Premises and to reconfigure the common areas of the Shopping Center and the common areas of the Outparcel and to remove the drive through lanes located on the Outparcel.

                                    ARTICLE 6
                            CONSTRUCTION OF PREMISES

         6.1 Construction. Tenant hereby agrees, at Tenant's sole cost and expense, to (a) build-out the Premises, prepare its store layout, store front design and mechanical and electrical requirements and deliver the plans for the same to Landlord's architect within ten (10) days after the execution of this Lease; (b) furnish and install trade fixtures as required by Tenant's office layout, which fixtures shall be new, unless otherwise approved in writing by Landlord prior to the Commencement Date; and (c) furnish and install its office layout, store front design and mechanical and electrical requirements prior to the Commencement Date. Notwithstanding the foregoing to the contrary, Landlord agrees to reimburse Tenant for Tenant's approved build-out of the Premises in accordance with the plans approved by Landlord in an amount not to exceed Thirty-Two Thousand Five Hundred and No/100 Dollars ($32,500.00), which shall be payable to Tenant fifteen (15) days after Landlord has received from Tenant paid receipts from bonafide third party contractors for building materials; or labor provided to the Premises and all other evidence reasonably requested by Landlord evidencing Tenant's payment of the same; but in no event sooner than Tenant's commencement of payment of Required Installment Payments.


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         6.2 Settlement of Disputes. It is understood and agreed that any disagreement or dispute which may arise between Landlord and Tenant with reference to the work to be performed with respect to the Premises pursuant to the Plans shall be submitted to Landlord's registered architect, whose decision shall be final and binding on both Landlord and Tenant.

                                    ARTICLE 7
                          CONDUCT OF BUSINESS BY TENANT

         7.1 Use of Premises. Tenant shall use and occupy the Premises during the Lease Term solely for the purpose of conducting business as a general office. Tenant shall not use, permit or suffer the use of the Premises for any other business or purpose. Tenant shall not sell, display or advertise any Merchandise not specifically permitted by this paragraph. Tenant further agrees to conduct its business in the Premises under the name of or trade name Boca Laser as and under no other name or trade name. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the Premises or if a failure to procure such a license or permit might or would, in any way, affect the Landlord or the Shopping Premises, then Tenant, at Tenant's expense, shall duly procure ,and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall, at all times, comply with the requirements of each such license or permit.

         7.2 Use Restriction Language. Tenant covenants and agrees not to violate any of the "Use Restrictions" set forth on Exhibit D attached hereto and made a part hereof. Tenant understands and acknowledges that any violation by Tenant of such Use Restrictions could cause Landlord to be in default under its obligations to other tenants at the Shopping Center which could subject the Landlord to liability to such other tenants.

         7.3 Operation of Business. Tenant covenants and agrees to operate one hundred percent (100%) of the Premises with due diligence and efficiency during the entire Lease Term, continuously, and to conduct its business at all times in a high class and reputable manner, maintaining at all rimes a full staff of employees and a full and complete stock of merchandise. Tenant shall install and maintain at all times a professionally prepared display of merchandise in the display windows, if any, of the Premises and shall keep same well lighted during all Shopping Center business hours and at least one hour thereafter. Tenant shall, at Tenant's sole cost and expense, promptly comply with all laws, statutes, ordinances, rules and regulations (including orders concerning environmental protection) of all federal, state, county, municipal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to Tenant or its use of the Premises. Tenant agrees that it will conduct its business in the Premises during at least eight (8) hours per day Monday through Friday and will conduct such business in a lawful manner and in good faith, and will not do any act tending to injure the reputation of the Shopping Center. Tenant shall not permit noise or odors in the Premises which are objected to by any tenant or occupant of the Shopping Center and upon written notice from Landlord, Tenant shall immediately cease and desist from causing such noise or order, and failing of which Landlord may deem the same a material breach of the Lease. Tenant shall not permit the operation of any vending machines or pay telephones on the Premises. Tenant shall not use the areas adjacent to the Premises for business purpose. Tenant agrees that all receiving and delivery of goods and merchandise and all removal of

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merchandise, supplies, equipment, trash and garbage shall be made only by way of the areas provided therefor by Landlord. Tenant shall not use or permit the use of any portion of said premises as sleeping apartments, lodging rooms, or for any unlawful purposes. No radio or television or other similar device shall be installed exterior to the Premises and no aerial shall be erected on the roof or exterior walls of the Premises. No merchandise or other obstruction shall be placed or permitted on the walks located on the Outparcel. Landlord may direct the use of all pest extermination and scavenger contractors at such intervals as Landlord may require. Failure of Tenant to strictly adhere to the provisions of this Section will result in damages to Landlord, including, without limitation, diminished salability, mortgage ability and economic value.

         7.4 INTENTIONALLY DELETED.

         7.5 Storage, Office Space. Tenant shall warehouse, store and/or stock in the Premises only such goods, wares and merchandise as Tenant intends to offer for sale at, in, from or upon the Premises. This shall not preclude occasional emergency transfers of merchandise from the other stores of Tenant, if any, not located in the Shopping Center. Tenant shall use for office, clerical or other non-selling purposes only such space in the Premises as is from time to time reasonably required for Tenant's business in the Premises.

         7.6 Care of Premises. Tenant shall keep the Premises and the Outparcel, including the show windows and signs, orderly, neat, safe and clean and free from rubbish and dirt at all times and shall store all trash and garbage within the Premises and the Outparcel and arrange for the regular pickup of such trash and garbage at Tenant's expense. Tenant shall not burn any trash or garbage at any time in or about the building. If Landlord shall provide any services or facilities for such pickup, then Tenant shall be obligated to use the same and shall pay a proportionate share of the actual cost thereof within ten (10) days after being billed therefor. In the event Tenant fails to keep the Premises and the Outparcel in the condition called for above, Landlord may enter upon the Premises and the Outparcel and have all rubbish, dirt, trash and garbage removed and the sidewalks cleaned, in which event Tenant agrees to pay all charges incurred by Landlord therefor.

                                    ARTICLE 8
                    OPERATION AND MAINTENANCE OF COMMON AREAS

         8.1 Operation of Common Areas. Landlord agrees to cause to be operated, managed and maintained during the term of this Lease all parking areas, roads, sidewalks, landscaping, drainage, common area lighting facilities, in the Shopping Center property and the Outparcel and all other common areas and facilities in the Shopping Center. The manner in which such areas and facilities shall be maintained and operated and the expenditures therefor shall be at the sole discretion of the Landlord, and the use of such areas and facilities shall be subject to such reasonable regulations as Landlord shall make from time to time.

         8.2 Tenant's Pro rata Share of Expenses. Tenant agrees to pay Landlord as part of the Shared Expenses, Tenant's proportionate share of all costs and expenses of every kind and nature paid or incurred by Landlord in operating, equipping, policing and protecting, lighting, heating, insuring, repairing, replacing and maintaining the common areas of the Shopping Center including

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the cost of insuring all property provided by Landlord which may at any time comprise the Shopping Center. Such costs and expenses shall include, but not be limited to, illumination and maintenance of Shopping Center signs, whether located on or off the Shopping Center site; cleaning, lighting, striping and landscaping; premiums for liability and property insurance; personal property taxes; supplies, holiday decorations; pre-opening costs; the cost of maintenance and replacement of equipment supplying music to the common areas; the reasonable depreciation of maintenance equipment used in the operation and maintenance of the common areas and project areas; contribution for amortization of the cost of all capital investment items which are primarily for the purposes of increasing the operating efficiency of any portion of the Premises, reducing the Shared Expenses or attempting to satisfy what may be required by any governmental authority; total compensation and benefits (including premiums for workmen's compensation and other insurance) paid to or on behalf of employees involved in the performance of the work specified in this Section. Included in the costs of such common area maintenance shall be a management fee paid by or to Landlord, provided such fee does not exceed the market rates for such services. For the purpose hereof, any charges for utilities contained in the foregoing costs and expenses shall be at the same rates as the rates for comparable service from the applicable utility company serving the area in which the Shopping Center is located.

                  Within ninety (90) days after the end of each Lease Year or partial Lease Year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant's proportionate share of such costs and expenses for such period. If the total amount paid by Tenant under this Section for any calendar year shall be less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within ten (10) days after the furnishing of each such statement, and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall be credited against the next installment due from Tenant to Landlord under this Section. The foregoing notwithstanding, Landlord's operating expenses shall be reasonable; that is, the charges for the cost of operating the building, the cost of equipment, salaries, the cost of common area maintenance and related operating expenses shall be comparable on a square foot basis to those costs and expenses incurred by similar shopping centers in the subject market area. With respect to each calendar month falling wholly within the term of this Lease, Tenant shall pay in advance, on the first of the month, one-twelfth (1/12) of Tenant's estimated annual pro-rata share of such costs and expenses, which costs and expenses, as aforesaid, comprise a portion of the Shared Expenses.

         8.3 Use of Common Areas. The term "common areas", as used in this Lease, shall mean the parking areas, roadways, pedestrian sidewalks, truck ways, loading docks, delivery areas, landscaped areas, public bathrooms and comfort Stations, flashings, gutters and downspouts, and all other areas or improvements which may be provided by the Landlord for the convenience and use of the tenants of the Shopping Center and their respective subtenants, agents, employees, customers, invitees, and any other licensees of Landlord. The use and occupancy by the Tenant of the Premises shall include the use, in common with all others to whom Landlord has granted or may hereafter grant rights to use the same of the common areas located within the Shopping Center, and of such other facilities as may be designated from time to time, subject, however, to rules and Regulations for the use thereof as prescribed from time to time by the Landlord. Tenant and its employees shall park their cars only in areas specifically designated from time to time by Landlord for that purpose. Automobile license numbers of employees' cars shall be furnished to Landlord, upon Landlord's request. Landlord may at any time close temporarily any common area to make repairs or changes, to prevent the acquisition of public rights in such area or to discourage non-customer parking; and may do such other acts in and to the common areas as in its judgment may be desirable to improve the convenience thereof.

                                    ARTICLE 9
                              ALTERATIONS AND SIGNS

         9.1 Alterations by Tenant. Tenant will not make any alterations, renovations, improvements or other installations in or to any part of the Premises or the outparcel (including, without limitation, any alterations of the storefront, signs, structural alterations, or any cutting or drilling into any part of the Premises or any securing of any fixture, apparatus or equipment of any kind to any part of the Premises) , unless and until Tenant shall have caused plans and specifications therefor to have been prepared, at Tenant's expense, by an architect or other duly qualified person and shall obtain Landlord's written approval thereof. If such approval is granted, Tenant shall cause the work described in such plans and specifications to be performed, at its expense, promptly, efficiently, competently and in a good and workmanlike manner by duly qualified or licensed persons or entities. All such work shall comply with all rules and regulations from time to time adopted by Landlord. Tenant shall have the right to install a satellite dish on the roof of the Premises, subject to Landlord's prior written approval as more particularly set forth in this paragraph. Tenant may, from time to time, at Tenant's sole cost and expense, paint and decorate the Premises and make such non-structural changes, alterations, additions and improvements as will, in the reasonable judgment of Tenant, better adapt the Premises for the conduct of Tenant's business.

         9.2 Fixture and Personal Property. Any trade fixtures, signs and other personal property of Tenant not permanently affixed to the Premises shall remain the property of Tenant. All improvements to the Premises by Tenant, including, but not limited to, light fixtures, floor coverings and partitions, but excluding trade fixtures and signs, shall become the property of Landlord upon the expiration or earlier termination of this Lease. For the purpose of securing all rental and other sums due hereunder, this Lease shall also be deemed a security agreement under the Uniform Commercial Code as such is in effect in the state of Florida, and Landlord shall have all rights and remedies provided by such Uniform Commercial Code. Tenant hereby grants to Landlord a security interest in and to all of Tenant's inventory, equipment, fixtures, general intangibles, instruments, goods, documents, chattel paper and accounts now or hereafter located at the Premises or otherwise. Tenant agrees to execute such financing statements evidencing the foregoing upon request of Landlord. Notwithstanding the foregoing, Tenant hereby irrevocably appoints Landlord as Attorney in Fact for Tenant, with full power and authority to execute and deliver, in the name of Tenant, any financing statements or other instruments required by Landlord.

         9.3 Signs. Tenant will not place or cause to be placed or maintained any sign or advertising matter of any kind anywhere within the Shopping Center, the Premises or the Outparcel, except in the interior of the Premises, without Landlord's prior written approval. No symbol, design, name, mark or insignia adopted by the Landlord for the Shopping Center shall be used without the prior written consent of Landlord. No illuminated signs located in the interior of any store and which are visible from the outside shall advertise any product. All signs located in the interior of any store shall be in good taste so as not to detract from the general appearance of the store, the Premises, the Outparcel and the Shopping Center. Tenant further agrees to maintain in good condition and repair at all times any such sign or advertising matter of any kind which has been approved by Landlord for use by Tenant. At such time as Landlord's sign criteria and specifications are completed, they will be attached to and become part of this Lease as Exhibit E.

         9.4  INTENTIONALLY DELETED.

                                   ARTICLE 10
                             MAINTENANCE OF PREMISES

         10.1 Landlord's Obligations for Maintenance. Landlord shall keep and maintain (and the cost thereof shall be included in the Shared Expenses), the foundation, exterior walls and roof of the building in which the Premises is located and the structural portions of the Premises which were originally installed by Landlord; exclusive of doors, door frames, door checks, windows, and exclusive of window frames located in exterior building walls, in good repair, to the extent that Landlord is reimbursed therefor under any policy of insurance permitting waiver of subrogation in advance of loss; except, however, that Landlord shall not be called upon to make any such repairs occasioned by the act or negligence of Tenant, its agents, employees, licensees or contractors. Landlord shall not be called upon to make any other improvements or repairs of any kind upon the Premises and appurtenances, except as may be specifically required hereunder.

         10.2 Tenant's Obligations for Maintenance.

              (a) Except as provided in Section 10.1 above, Tenant shall keep and maintain in good order, condition and repair (including replacement parts and equipment if necessary) the Premises and every part thereof and any and all appurtenances thereto wherever located, including, but without limitation, the exterior and interior portion of all doors, door checks, windows, plate glass store front, all electrical plumbing and sewage facilities within the Premises, including free flow up to the main sewer line, fixtures, heating and air conditioning and electrical systems (whether or not located in the Premises), sprinkler system, walls, floors and ceilings. The plumbing and sewage facilities shall not be used for any other purpose than for which they are constructed, and no foreign substance of any kind shall be introduced therein. Tenant hereby agrees to be responsible for any expenses incurred in connection with any breakage, stoppage or damage, resulting from a violation of this provision by Tenant, its agents, employees, invitees, licensees or contractors.

              (b) Tenant shall keep and maintain the Premises in a clean, sanitary and safe condition in accordance with the laws of the State of Florida and in accordance with all directions, rules and regulations of the health officer, fire marshall, building inspector, or other proper officials of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, ordinance and otherwise, affecting the Premises. If Tenant refuses or neglects to commence or complete repairs required by subparagraphs (a) and (b) hereof promptly and adequately, Landlord may, without notice and without having any obligation to do so, make all or any part of said repairs and Tenant shall pay the cost thereof to Landlord upon demand, as Additional Rent. Tenant covenants to give Landlord prompt written notice of any accident, fire or damage occurring on or to the Premises or to any defects therein or in any fixtures or equipment. Neither Landlord nor Landlord's agents or servants shall be liable for any damages caused by or growing out of any breakage, leakage, or defective condition of the electric wiring, air conditioning or heating pipes and equipment, closets, plumbing, appliances, sprinklers, other equipment, or other facilities, serving the Premises. Neither Landlord nor Landlord's agents or servants shall be liable for any damages caused by, or growing out of any defect in the Premises or any part thereof for fire, rain, wind or other cause.

              (c) Tenant, at its own expense, shall install and maintain fire extinguishers and other fire protection devices as may be required from time to time by any agency having jurisdiction thereof and the insurance underwriters insuring the building in which the Premises are located.

              (d) Landlord, at its option, may obtain an air conditioning maintenance agreement servicing all or part of the Shopping Center, and in such event, the cost of said agreement shall be borne proportionately among the tenants of the Shopping Center, as part of the Shared Expenses.

         10.3 Liens. Tenant hereby acknowledges that the interest of Landlord in the Premises shall not be subject to liens for improvements made by Tenant. In confirmation of the foregoing, nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the estate of Landlord to liability under the construction lien law of the State of Florida, it being expressly understood that Landlord's estate shall not be subject to such liability. Tenant shall strictly comply with the construction lien law of the State of Florida. In the event that a claim of lien is filed against the Premises or all or any portion of the Shopping Center in connection with any work performed by or on behalf of Tenant, Tenant shall satisfy such claim, or shall transfer same to security, within ten (10) days from the date of filing. In the event that Tenant fails to satisfy or transfer such claim within said ten
(10) day period, Landlord may do so and thereafter charge Tenant, as Additional Rent, all costs incurred by Landlord in connection with satisfaction or transfer of such claim, including attorneys' fees. Further, Tenant agrees to indemnify, defend and save Landlord harmless from and against any damage or loss incurred by Landlord as a result of any such claims of lien. If so requested by Landlord, Tenant shall execute a short form or memorandum of this Lease, which may, in Landlord's discretion be recorded in the Public Records for the purpose of protecting Landlord's estate from claims of lien, as provided in Florida statutes. In the event such short form or memorandum of lease is executed, Tenant shall simultaneously execute and deliver to Landlord an instrument terminating Tenant's interest in the real property upon which the Premises is located which instrument may be recorded by Landlord at the expiration of the Lease Term, or such earlier termination hereof. This paragraph shall survive the expiration of the Lease Term or the earlier termination of this Lease.

                                   ARTICLE 11
                             INSURANCE AND INDEMNITY

         11.1 Insurance Coverage by Tenant. Tenant agrees to carry and keep in full force and effect, during the Lease Term: (a) bodily injury, public liability insurance on and adjacent to the

Premises and the Outparcel against the liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Premises and the Outparcel, with limits of coverage of not less than One Million and No/100 Dollars ($1,000,000.00) per accident and injury or death; property damage insurance in an amount not less than Five Hundred Thousand and No/100 Dollars ($500,000.000); (b) workers compensation insurance in the maximum amount permitted under Florida law; (c) insurance against fire, flood and such other risks as are, from time to time, included in standard extended coverage insurance, including insurance against sprinkler damage, vandalism and malicious mischief; and (d) plate glass insurance covering all the plate glass of the Premises, in amounts satisfactory to Landlord; (e) rent or rent value insurance including an extended coverage endorsement with respect to the Premises in an amount equal to the annual Rent for the Premises; and (f) such other insurance as Landlord deems reasonably necessary or desirable to protect the Premises and the Outparcel against loss. Payments for losses under any such insurance policies shall be made solely to Landlord. Landlord may require Tenant to increase the foregoing limits of liability insurance from time to time to new levels reasonably required by Landlord. The proceeds of such insurance, so long as this Lease remains in effect, shall be used by Landlord in Landlord's sole and absolute discretion. The replacement of any plate glass damaged or broken from any cause whatsoever in and about the Premises shall be Tenant's responsibility. All policies shall name Landlord, any person, firms, or corporations designated by Landlord, as additional insured(s), and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord ten (10) days prior written notice. The insurance carrier providing the insurance as required hereunder shall be satisfactory to Landlord in Landlord's sole discretion and licensed in the State of Florida. Tenant shall provide Landlord with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the terms thereof. The limits of such insurance shall not, under any circumstances, limit the liability of Tenant hereunder. In the event Tenant fails to procure, maintain and/or pay for the insurance required by this Lease, at the times and of the durations specified in this Lease, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice to Tenant, to procure such insurance and/or pay for the premiums for such insurance, in which event Tenant shall repay Landlord immediately upon demand by Landlord as Additional Rent hereunder, all sums so paid by Landlord together with the interest at the Applicable Rate, together with any costs or expenses incurred by Landlord in connection therewith, without prejudice to any other rights and remedies of the Landlord under this Lease. Each policy evidencing the insurance to be carried by Tenant pursuant to this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies by Landlord and that any coverage carried by Landlord shall be excess insurance.

         11.2 Insurance Coverage by Landlord. Landlord shall maintain during the Lease Term (and the cost thereof shall be included in the Shared Expenses), insurance for fire, extended coverage, flood, windstorm, vandalism and malicious mischief, insuring the improvements located on the Premises and all appurtenances thereto (excluding wall covering, floor covering and drapes). Landlord may also maintain (a) rent or rent value insurance including an extended coverage endorsement with respect to the Premises in an amount equal to the annual Rent for the Premises; and (b) such other insurance as Landlord deems reasonably necessary or desirable to protect the Premises against loss.

                  Payments for losses under any such insurance policies shall be made solely to Landlord. Notwithstanding the foregoing, if any loss sustained by Landlord is caused by the negligence of Tenant, its agents, servants, employees, licensees, invitees or guests, then Tenant shall be liable to Landlord for the amount of the deductible under Landlord's insurance. Further, Landlord shall not be responsible for loss or damage to items for which Tenant is responsible, as is more fully set forth above.

         11.3 Waiver of Subrogation. Landlord and Tenant waive, unless said waiver should invalidate any such insurance, their right to recover damages against each other for any reason whatsoever to the extent the damaged property owner recovers indemnity from its insurance carrier. All public liability and property damage policies shall contain an endorsement that Landlord, although named as an additional insured, shall nevertheless be entitled to recover the damages caused by the negligence of Tenant.

         11.4 Tenant's Contractor's Insurance. Tenant shall require any contractor of Tenant performing work on the Premises to carry and maintain, at no expense to Landlord:

              (a) Comprehensive general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage to afford protection, with limits for each occurrence of not less than Three Million and No/100 Dollars ($3,000,000.00) with respect to personal injury or death, and One Million and No/100 Dollars ($1,000,000.00) with respect to personal injury or death, and One Million and No/100 Dollars ($1,000,000.00) with respect to property damage; and

              (b) Workers' compensation or similar insurance in form and amounts required by law.

         11.5 Increase in Fire Insurance Premium. Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by the standard form of fire and extended risk insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the Lease Term on the amount of such insurance which may be carried by Landlord on the Premises or the building of which they are a part, resulting from the type of merchandise sold by Tenant in the Premises or resulting from Tenant's use of the Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use of the Premises, a schedule issued by the organization making the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Premises. Tenant agrees to promptly make, at Tenant's cost, any repairs, alterations, changes and/or improvements to equipment in the Premises required by the company issuing Landlord's fire insurance so as to avoid the cancellation of or the increase in premiums on said insurance.

                                   ARTICLE 12
                                 UTILITY CHARGES

         12.1 Utility Charges. Tenant shall be solely responsible for and promptly and timely pay all charges for the use or consumption of all utility services used or consumed within the Premises or in connection with the Outparcel, including, without limitation, water, gas, heat, electricity and sewer. If Landlord shall elect to supply any of the foregoing utilities used upon or furnished to the Premises and the Outparcel, Tenant agrees to purchase and pay for same as Additional Rent, at the applicable rates filed by the utility company serving the area with the proper regulating authority and in effect from time to time covering such services. Further, Tenant hereby agrees to pay any cost incurred by Landlord in connection with the maintenance and operation of any such utility system for the use of the Premises and the Outparcel. The obligation of the Tenant to pay for such utilities shall commence on the Commencement Date, without regard to any free rental period or formal commencement date of this Lease.

                                   ARTICLE 13
                 OFF-SET STATEMENT, ATTORNMENT AND SUBORDINATION

         13.1 Off-Set Statement. Tenant agrees within ten (10) days after request by Landlord to execute in recordable form and deliver to Landlord a statement, supplied by Landlord, certifying (a) that this Lease is in full force arid effect, (b) the Commencement Date, (c) that rent is paid currently without any off-set or defense thereto, (d) the amount of Rent, if any, paid in advance,
(e) that there are no uncured defaults by Landlord or stating those claimed by Tenant, provided that, in fact, such facts are accurate and ascertainable; and
(f) any and all other information requested by Landlord.

         13.2 Attornment. Tenant shall, in the event of a sale or assignment of Landlord's interest in whole or in part in the Premises, or if the Premises or the Outparcel comes into the hands of a mortgagee, ground lessor or any other person, whether because of a mortgage foreclosure, exercise of a power of sale under a mortgage, termination of the ground lease or otherwise, attorn to the purchaser or such mortgagee or other person and recognize the same as Landlord hereunder. Tenant shall execute, at Landlord's request, any attornment agreement required by any mortgagee, ground lessor or other such person to be executed, containing such provisions as such mortgagee, ground lessor or other person requires.

         13.3 Subordination. Tenant hereby subordinates its rights hereunder to the lien of any mortgage or mortgages or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Premises and to all advances made or hereafter to be made upon the security thereof. This shall be self-operative and no further instrument of subordination shall be required by any mortgage. However, Tenant, upon request of any party in interest, shall execute promptly such instrument or certificates to carry out the intent hereof as shall be required by Landlord. Tenant hereby irrevocably appoints Landlord as Attorney in Fact for Tenant, with full power and authority to execute and deliver, in the name of Tenant, any such instrument or certificates.

         13.4 Financing Agreements. Tenant shall not enter into, execute or deliver any financing agreement that can be considered as a priority to any mortgage or deed of trust that Landlord may have placed upon the Premises.

                                   ARTICLE 14
                            ASSIGNMENT AND SUBLETTING

         14.1 Consent Required. Tenant shall not sell, transfer, assign, sublet, enter into any license, management or concession agreements, change ownership, pledge, mortgage or hypothecate this Lease or Tenant's interest in and to the Premises (hereafter "Disposition") without the prior written consent of Landlord which may be arbitrarily withheld. Any Disposition without Landlord's written consent shall be void and confer no rights upon any third person. Without in any way limiting Landlord's right to refuse to give such consent for any other reason or reasons, Landlord reserves the right to refuse to give such consent if Tenant is in default hereunder or if in Landlord's business judgment the quality of merchandising operation on the Premises is or may be in any way adversely affected during the ],ease Term or the financial worth of the proposed new tenant is less than that of Tenant or of Tenant's guarantor, as the case may be. Nothing in this paragraph shall relieve or release Tenant and any guarantor from its covenants and obligations for the Lease Term. Tenant agrees to reimburse Landlord for Landlord's reasonable attorneys' fees incurred in conjunction with the processing and documentation of any requested Disposition. No interest in this Lease shall pass to any trustee or receiver in bankruptcy, to any estate of Tenant, to any assignee of Tenant for the benefit of creditors or to any other party by operation of law or otherwise without Landlord's written consent. If this Lease is assigned, or if the Premises or any part thereof is underlet or occupied by any party other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant, or occupant as Tenant, or a releasal of Tenant from the further performance by Tenant of the covenants on the part of Tenant herein contained. This prohibition against a Disposition shall be construed to include a prohibition against any assignment or subleasing by operation of law, legal process, receivership, bankruptcy or otherwise, whether voluntary or involuntary and a prohibition against any encumbrance of all and any part of Tenant's leasehold interest in the Premises.

         14.2 Change in Ownership. Without limiting the foregoing, if Tenant is a corporation, an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed a Disposition.

                                   ARTICLE 15
                 WASTE, ENVIRONMENTAL, GOVERNMENTAL REGULATIONS

         15.1 Waste or Nuisance. Tenant shall not commit or suffer to be committed any waste upon the Premises or the Outparcel or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Shopping Center. Tenant shall not use or permit to be used, any medium that might constitute a nuisance, such as loud speakers, sound amplifiers, phonographs, radios, televisions, or any other sound producing device which will carry sound outside the Premises.

         15.2 Environmental Provisions. Tenant agrees to comply strictly and in all respects with the requirements of any and all federal, state and local statutes, rules and regulations now or hereafter existing relating to the discharge, spillage, storage, uncontrolled loss, seepage, filtration, disposal, removal or use of hazardous materials, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Resource Conversation and Recovery Act, the Hazardous Materials Transportation Act and the Florida Hazardous Substances Law (collectively the "Hazardous Waste Law") and with all similar applicable laws and regulations. Tenant shall notify Landlord promptly in the event of any discharge, spillage, uncontrolled loss, seepage or filtration of oil, Petroleum, chemical liquids or solids, liquid or gaseous products or any other hazardous materials (a "Spill") or the presence of any substance or material presently or hereafter identified to be toxic or hazardous according to any Hazardous Waste Law, including without limitation, any asbestos, PCBs, radioactive substance, methane, volatile hydrocarbons, acids, pesticides, paints, petroleum based products, lead, cyanide, DDT, printing inks, industrial solvents or any other material or substance which has in the past or could presently or at any time in the future, cause or constitute a health, safety or other environmental hazard to any person or property (collectively "Hazardous Materials") upon the Premises or the Outparcel. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications or other communications and reports, notices, permits, applications or other communications and reports in connection with any such Spill or Hazardous Materials. Tenant shall not handle, use, generate, manufacture, store or dispose of Hazardous Materials in, upon, under or about the Premises or the Outparcel. Tenant shall indemnify Landlord and hold Landlord harmless from and against all loss, penalty, liability, damage and expense suffered or incurred by Landlord related to or arising out of the presence of Hazardous Materials on the Premises or the Outparcel; which loss, damage, penalty, liability, damage and expense shall include, but not be limited to (a) court costs, attorneys' and paraprofessional fees and expenses through and including any appellate proceedings; (b) all foreseeable and unforeseeable consequential damages, directly or indirectly, arising out of the use, generation, storage or disposal of Hazardous Materials by Tenant; (c) the cost of any required or necessary repair; clean-up or detoxification of the Premises or the Outparcel; and (d) the costs of preparation of any closure or other plans required under the Hazardous Waste Law, necessary to sell or lease the Premises and the Outparcel.

                                   ARTICLE 16
                                   ADVERTISING

         16.1 Change of Name. Tenant agrees (a) to operate its business in the Premises under the name of Webb Mortgage Corporation so long as the same shall not be held to be in violation of any applicable law, and (b) not to change the advertised name or character of the business operated in the Premises without the prior written approval of Landlord, and (c) to refer to the Shopping Center as North Dixie Plaza in designating the location of the Premises in all newspaper and other advertising and in all other references to the location bf the Premises.

                                   ARTICLE 17
                             DESTRUCTION OF PREMISES

         17.1 Reconstruction of Damaged Premises. In the event the Premises shall be partially or totally destroyed by fire or other casualty insured under the insurance carried by Landlord pursuant to this Lease, as to become partially or totally untenantable, subject to the requirements of any first mortgagee and to the terms of any first mortgage encumbering the Shopping Center and/or the Premises, the damage to the Premises shall be promptly repaired by Landlord, to the extent, however, of the proceeds received from such insurance, unless Landlord shall elect not to rebuild as hereinafter provided, and a just and proportionate part of Rent and Additional Rent shall be abated until so repaired. The obligation of Landlord hereunder shall be limited to reconstructing the Premises in accordance with the initial plans and specifications for the construction of the Premises. In no event shall Landlord be required to repair or replace Tenant's merchandise, trade fixtures, furnishings or equipment. If more than thirty-five (35%) percent of the Premises shall be damaged or destroyed by fire or other casualty, then Landlord may elect either to repair or rebuild the Premises or to terminate this Lease by giving written notice to Tenant of its election to so terminate, such notice to be given within ninety (90) days after the occurrence of such damage or destruction. If Landlord is required or elects to repair or rebuild the Premises as herein provided, Tenant shall repair or replace its merchandise, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to its damage or destruction.

                                   ARTICLE 18
                                 EMINENT DOMAIN

         18.1 Total Condemnation of Premises. If the whole of the Premises shall be taken by any public authority under the power of eminent domain, then the Lease Term shall cease as of the day possession shall be taken by such public authority and the Rent shall be paid up to that day with a proportionate refund by Landlord of such Rent as may have been paid in advance for a period subsequent to the date of the taking.

         18.2 Partial Condemnation.

              (a) If any part of Premises shall be taken under eminent domain, then Landlord and Tenant shall each have the right to terminate this Lease and declare the same null and void, by written notice of such intention to the other party within ten (10) days after such taking. In the event neither party exercises said right of termination, the Lease Term shall cease only on the part so taken as of the day possession shall be taken by such public authority and Tenant shall pay rent up to that day, with appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking, and thereafter all the terms herein provided shall continue in effect, except that Rent shall be reduced in proportion to the amount of the Premises taken and Landlord shall, at its own cost and expense, make all the necessary repairs or alterations to the building that the remaining Premises will again become a complete architectural unit.

              (b) If more than thirty (30%) percent of the common areas of the Outparcel shall be taken under the power of eminent domain, Landlord may by written notice to Tenant within ten (10) days after such taking, terminate this Lease and declare the same null and void.

         18.3 Landlord's and Tenant's Damages. All damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the Premises, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Premises; provided, however, that Landlord shall not be entitled to the award made for depreciation to, and cost of removal of Tenant's stock and fixtures.

                                   ARTICLE 19
                              DEFAULT OF THE TENANT

         19.1 Events of Default. The occurrence of any one (1) or more of the following events shall constitute an "Event of Default" and breach of this Lease by Tenant:

              (a) If Tenant fails to pay Rent, Additional Rent or any other additional rent or other charge required to be paid by Tenant under this Lease and such failure continues for ten (10) days; or

              (b) If Tenant fails to promptly and fully perform any other covenant, condition, rule, regulation or agreement contained in this Lease or perform within the time periods set forth in this Lease and such failure continues for fifteen (15) days; or

              (c) If a writ of attachment or execution is levied on this Lease or on any of Tenant's property or any property of any Guarantor of this Lease (herein "Guarantor"); or

              (d) If Tenant or any Guarantor makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors or is generally insolvent or unable to pay its obligations as they come due; or

              (e) If Tenant or any Guarantor files a voluntary petition for relief or if a petition against Tenant or any Guarantor in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody, or control of Tenant or any Guarantor or any substantial part of their property and such jurisdiction, custody or control remains in force unrelinguished, unstayed or unterminated for a period of forty-five (45) days or if Tenant or any Guarantor is adjudged a bankrupt; or

              (f) If in any proceeding or action in which Tenant or any Guarantor is a party, a trustee, receiver, agent, or custodian is appointed to take charge of the Premises, or Tenant's or any Guarantor's property (or has the authority to, do so) for the purpose of enforcing a lien against the Premises or Tenant's or any Guarantor's property; or

              (g) If Landlord discovers that any financial statement delivered to Landlord by Tenant or any Guarantor is false; or

              (h) In the event Tenant removes, attempts to remove, or permits to be removed from the Premises, except in the usual course of trade, the goods, furniture, effects or other property of Tenant brought thereon; or

              (i) In the event Tenant, before the expiration of said Lease Term, and without the written consent of Landlord, vacates the Premises or abandons the possession thereof, or uses the same for purposes other that the purposes for which the same are hereby leased, or ceases to use the Premises for the purposes herein expressed; or

              (j) In the event an execution or other legal process is levied upon the goods, furniture, effects or other property of Tenant brought on the Premises, or upon the interest of Tenant in this Lease, and the same is not satisfied within ten (10) days from such levy.

         19.2 Landlord's Remedies. If any Event of Default occurs, then, Landlord shall have the following options, without further notice or demand of any kind:

              (a) Option 1. Sue for Rents as they become due; or

              (b) Option 2. (i) terminate this Lease; (ii) resume possession of the Premises (together with all additions, alterations, fixtures and improvements thereto) for its own account; and (iii) recover immediately from Tenant any and all sums and damages for violation of Tenant's obligations hereunder in existence or due at the time of termination and damages for Tenant's default in an amount equal to the difference between the Rent for which provision is made in this Lease and fair rental value of the Premises for the remainder of the Lease Term, together with all other charges, rental payments, costs and expenses herein agreed to be paid by Tenant which include, but are not limited to, all costs and expenses of Landlord in connection with any attempts to re-lease or relet the Premises (including, but not limited to, broker's fees, advertising costs and cleaning expenses), the costs of recovering the Premises, and the costs of repairs and renovations reasonably necessary in connection with any re-leasing or reletting; or

              (c) Option 3. Accelerate the whole or any part of Rent, Additional Rent, Tax Installment Payment and Shared Expenses for the entire unexpired balance of the Lease Term, as well as all other charges, payments, costs and expenses to be paid by Tenant hereunder, including but not limited to damages for violation of Tenant's obligations hereunder in existence at the time of acceleration, so that all sums due and payable under this Lease will be treated as payable in advance on the date of acceleration and this Lease will remain in effect. For the purposes of determining the amounts due upon acceleration, the total amount so accelerated will be reduced to present value (using an assumed interest rate of 8%); or

              (d) Option 4. (i) resume possession; (ii) re-lease or re-rent the Premises for the remainder of the Lease Term for the account of Tenant; (iii) recover from Tenant at the end of the Lease Term or at the time each payment of Rent becomes due under this Lease (adjusted to present value using an assumed interest rate of 8%), as Landlord may elect, the difference between the rent for which provision is made in this Lease and the rent received on the re-leasing or re-renting, together with all costs and expenses of Landlord in connection with such re-leasing or re-rental, the collection of rent and the cost of all repairs or renovations reasonably necessary in connection with the re-leasing or re-rental for the purpose of such reletting, Landlord is authorized to decorate, to make any repairs to the Premises and/or to subdivide or restructure the Premises as Landlord sees fit ("Tenancy Repairs and Modifications"). Further, Landlord is authorized to enter into new leases in which the Lease Term or other terms and conditions are different from this Lease ("Lease Modifications"). Concerning any Tenancy Repairs and Modifications and any Lease Modifications, Tenant agrees that such Tenancy Repairs and Modifications and Lease Modifications are being performed for the purpose of reletting and mitigating Tenant's damages, and, as such are done for the benefit of the Tenant and are valid costs of reletting; and (iv) recover from Tenant immediately any other damages occasioned by or resulting from the abandonment or a breach or default other than a default in the payment of rent; or

              (e) Option 5. Without terminating this Lease, enter upon the Premises, without being liable for prosecution or any claim for damages therefor (whether caused by the negligence of Landlord or otherwise) , and do whatever Tenant is obligated to do under the terms of this Lease, in which event Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with the terms of this Lease.

              Notwithstanding the foregoing, with respect to re-leasing or re-renting the Premises, Landlord and Tenant agree that Landlord shall only be required to use the same efforts Landlord then uses to lease other properties Landlord owns or manages; provided, however, that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such available space regardless of when such alternative space becomes available; provided, further, that Landlord shall not be required to observe any instruction given by Tenant about such re-letting or accept any tenant unless such offered tenant has a creditworthiness acceptable to Landlord, leases the entire Premises, agrees to use the Premises in a manner consistent with the Lease, and leases the Premises at the same or greater rent, for no more than the current Lease Term, on the same terms and conditions of this Lease, and does not require an expenditure by Landlord for tenant improvements or broker's commissions.

         19.3 Remedies Non-Cumulative. The remedies given to Landlord in this Article shall be in addition and supplemental to all other rights of remedies which Landlord may have under law or in equity.

         19.4 Non-Waiver. The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenants, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

         19.5 Rent Payments Under Default. In the event of a default of any Rent payment or any other payment due under this Lease, Landlord may in Landlord's notice to Tenant of such default require Tenant's payment to cure the default be in cash, cashier's check, and/or certified check. Landlord and Tenant agree that should Landlord so elect to require payment by cash, cashier's check or certified check in Landlord's notice to Tenant, a tender of money to cure the default which is not in the form requested by Landlord shall be deemed a failure to cure the default. Nothing contained in this Section shall in any way diminish or be construed as waiving any of Landlord's other remedies as provided elsewhere in this Lease, or by law or in equity.

         19.6 Expenses of Enforcement. In the event any payment due Landlord under this Lease shall not be paid on the due date, said payment shall bear interest at the Applicable Rate from the due date until paid unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In the event that it shall be necessary for Landlord to give more than one (1) written notice to Tenant of any violation of this Lease, Landlord shall be entitled to make an administrative charge to Tenant of Twenty-Five and No/100 Dollars ($25.00) for each such notice. Tenant recognizes and agrees that the charge which Landlord is entitled to make upon the conditions stated in this Section represent, at the time this Lease is made, a fair and reasonable estimate and liquidation of the costs of Landlord in the administration of the Premises resulting from the events described, which costs are not contemplated or included in any other rental or charges provided to be paid by Tenant to Landlord in this Lease. Any charges becoming due under this paragraph of this Lease shall be added and become due with the next ensuing monthly payment of Rent and shall be collectible as a part thereof.

         19.7 Lien for Rent. In order to secure Tenant's payment of all rental and other sums due hereunder, Tenant hereby grants to Landlord an express contractual lien upon all property of Tenant now or hereafter placed in or upon the Premises, except such part of such property as may be exchanged, replaced or sold from time to time in the ordinary course of Tenant's operations. All such property will be and remain subject to such lien of Landlord and, subject to foreclosure in accordance with the applicable laws of the State of Florida. Such express lien will be in addition to and cumulative of any Landlord's lien provided by the laws of the State of Florida. Tenant hereby recognizes Landlord's statutory lien rights under the laws of the State of Florida.

                                   ARTICLE 20
                             LIABILITY AND INDEMNITY

         20.1 Limitations of Landlord's Liability: Indemnity. Landlord shall not be liable or in any way responsible to Tenant or any other person for any loss, injury or damage suffered by Tenant or others in respect of (a) property of Tenant or others that is stolen or damaged, (b) injury or damage to persons or property resulting from fire, explosion, falling plaster, escaping liquid or gas, electricity, water, rain or leaks from any part of the Premises or from any pipes, appliances or plumbing work therein, or from dampness, (c) damage caused by other tenants, occupants or persons in the Premises, or the public, or caused by operations in the construction of any private or public work, (d) loss or damage, however caused, other than loss or damage directly caused by fault of Landlord and which is not otherwise excluded by the provisions of this Section. Tenant shall look solely to the estate and property of Landlord in the land and building comprising the Premises for the collection of any judgment, or in connection with any other judicial process, requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by Landlord and no other property or estates of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies and rights under this Lease.

                                   ARTICLE 21
                               ACCESS BY LANDLORD

         21.1 Right of Entry. Landlord or Landlord's agent shall have the right to enter the Premises at all reasonable times upon reasonable notice to examine the same, and to show them to prospective purchasers or mortgagees of the building, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the six (6) months prior to the expiration of the Lease Term or any Renewal Term, Landlord may exhibit the Premises to prospective tenants and place upon the Premises the usual notices "To Let" or "For Rent" which notices Tenant shall permit to remain thereon without molestation. Landlord shall have the right, in any event, to constantly have keys to the Premises. Nothing herein contained, however, shall be deemed and construed to impose upon Landlord any obligations, responsibility or liability whatsoever, for the care, maintenance or repair of the building or any part thereof, except as otherwise herein specifically provided.

                                   ARTICLE 22
                                TENANT'S PROPERTY

         22.1 Taxes on Tenant's Property. Tenant shall be responsible for and shall pay before delinquency all municipal, county, state and federal taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Premises by the Tenant.

         22.2 Loss and Damage. Landlord shall not be responsible or liable to the Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining Premises, or any part of the Premises adjacent to or connected with the Premises, or any part of the building of which the Premises are a part, or for any loss or damage resulting to Tenant or its property from bursting, stoppage or leaking of water, gas, sewer or steam pipes, or for any damage or loss of property within the Premises from any cause whatsoever.

         22.3 Notice by Tenant. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Premises or the Outparcel or of defects therein or in any fixtures or equipment.

                                   ARTICLE 23
                                  HOLDING OVER

         23.1 Holding Over. Any holding over by Tenant after the expiration or earlier termination of the Lease Term or any Renewal Term with the consent of Landlord, shall be construed to be a tenancy from month to month at the monthly minimum fixed rent herein specified plus one-twelfth (1/12) of the average annual Percentage Rent, if any, payable hereunder for the three lease years immediately preceding, or the entire portion of the Lease Term, if less than three (3) Lease Years plus the Shared Expense Installment Payment; plus the Tax Installment Payment and shall otherwise be on the same terms and conditions herein specified so far as applicable. If Tenant holds over or occupies the Premises after expiration of the Lease Term, or the earlier termination of this Lease, without Landlord's prior written consent, Tenant shall pay Landlord, as liquidated damages, for each day of such holding over a sum equal to the greater of (a) two times the monthly Rent prorated for the number of days of such holding over, or (b) a pro rata portion of all Additional Rent which Tenant would have been required to pay hereunder had this Lease been in effect. In the event of any unauthorized holding over, Tenant shall also indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises effective after the termination of this Lease. No payments of money by Tenant after expiration of the Lease Term or the earlier termination of this Lease will reinstate, continue or extend the Lease Term; reduce the liability of Tenant to Landlord for damages; or affect any termination notice given by Landlord to Tenant. No extension of the Lease Term will be valid unless and until the same will be reduced to writing and signed by both Landlord and Tenant.

         23.2 Successors. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, legal representatives, executors, administrators, successors, and assigns of the said parties. If two or more individuals, corporations, partnerships or other business associations or any combination thereof shall sign this Lease as Tenant or as Guarantors, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations under this Lease shall be deemed to be joint and several, and all notices, payments, and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. If Tenant is a partnership or other business association the members of which are by virtue of statute of federal law subject to personal liability, the liability of each such member shall be joint and several.

                                   ARTICLE 24
                              RULES AND REGULATIONS

         24.1 Rules And Regulations. Tenant agrees to comply with and observe all rules and regulations established by Landlord from time to time, provided the same shall apply uniformly to all tenants of the Shopping Center and do not discriminate specifically against Tenant's use. Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the manner as if the same were contained herein as covenants. The rules and regulations in effect on the date hereof are attached hereto as Exhibit F and made a part hereof.

                                   ARTICLE 25
                                 QUIET ENJOYMENT

         25.1 Landlord's Covenant. Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease, and any mortgages to which this Lease is subordinate.

                                   ARTICLE 26
                                  MISCELLANEOUS

         26.1 Entire Agreement. This Lease and the Exhibits, and Rider, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. This Lease supersedes all prior agreements, written or verbal, with respect to the Premises, including without limitation, any letter of intent. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

         26.2 Interpretation and Use of Pronouns. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and tenant. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

         26.3 Delays. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The party entitled to such extension hereunder shall give written notice as soon as possible to the other party hereto of its claim of right to such extension and the reason(s) therefor. The provisions of this Section shall not operate to excuse Tenant from prompt payment of Rent, Percentage Rent or Additional Rent required by the terms of this Lease.

         26.4 Notices. Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be sent by United States registered or certified mail, return receipt requested, postage prepaid, hand delivery or by national overnight courier and shall be addressed (a) if to Landlord, at the address first hereinabove given or at such other address as Landlord may designate by written notice, and (b) if to Tenant, at the Premises or at such other address as Tenant shall designate by written notice. Notice given as described above shall be sufficient service and shall be deemed given as of the date received as evidenced by the return receipt of the registered or certified mail or the refusal of acceptance of such notice or after one (1) business day if by hand delivery or overnight courier service.

         26.5 Captions and Section Numbers. The captions, section numbers, and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

         26.6 Broker's Commission. Tenant represents and warrants unto the Landlord that, except for the claim of MCAVA Real Estate, Inc., there are no claims for brokerage commissions or finder's fees in connection with this Lease, and Tenant agrees to indemnify Landlord and hold it harmless from all liabilities arising from any such claim arising from an alleged agreement or act by the indemnifying party (including, without limitation, the cost of counsel fees in connection therewith); such agreement to survive the termination of this Lease.

         26.7 Recording. Tenant shall not record this Lease or any memorandum or short form thereof and any such recordation shall constitute a default hereunder.

         26.8 Furnishing of Financial Statement. Tenant and any Guarantor shall deliver to Landlord their most recent financial statements or any other financial information requested by Landlord, including, without limitation, statements of income and expense and statements of net worth and their sales tax reports for the period covered by the financial statement, within fifteen (15) days following Landlord's request. All such information that Landlord may request shall be certified as being true and correct.

         26.9 Landlord's Use of Common Areas. Landlord reserves the right to utilize portions of the common areas for carnival type shows, rides and entertainment, outdoor shows, displays, automobile and other product shows, the leasing of kiosks, or such other uses which in Landlord's judgment tend to attract the public. Further, Landlord reserves the right to utilize the lighting standards and other areas in the parking lot for advertising purposes.

         26.10 Transfer of Landlord's Interest. In the event of any transfer or transfers of Landlord's interest in the Premises including a so-called sale-leaseback, the transferor shall be automatically relieved of any and all obligations on the part of Landlord accruing from and after the date of such transfer, provided that (a) the interest of the transferor, as Landlord, in any funds then in the hands of Landlord in which Tenant has an interest shall be turned over, subject to such interest, to the then transferee; and (b) notice of such sale, transfer or Lease shall be delivered to Tenant as required by law. Upon the termination of any such lease by a sale-leaseback transaction prior to termination of this Lease, the former lessee thereunder shall become and remain liable as Landlord hereunder until a further transfer. No holder of a mortgage to which this Lease is or may be subordinate shall be responsible in connection with the security deposited hereunder, unless such mortgagee or holder of such deed of trust or lessor shall have actually received the security deposited hereunder.

         26.11 Floor Area. "Floor Area" as used in this Lease means, with respect to the Premises and with respect to each store area separately leased, the number of square feet of floor space on all floor levels in the Premises, including any mezzanine space, measured from the exterior faces of exterior walls, store fronts, corridors and service areas, and the center line of party walls. For the purpose of this Lease, in determining the gross leasable floor area or the gross leased and occupied floor area of the Shopping Center, there shall be excluded therefrom the floor area of any Premises leased for the operation of a United States Government Post Office facility or other Governmental facility. No deduction or exclusion from floor area shall be made by reason of columns, stairs, shafts, or other interior construction or equipment.

         26.12 Liability of Landlord. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Premises and out of rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Premises, and Landlord shall not be liable for any deficiency.

         26.13 Accord and Satisfaction. Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever and apply such payment at Landlord's option to any obligation of Tenant, any such payment shall not constitute payment of any amount owed except that to which Landlord has applied it. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's right to recover any and all amounts owed by Tenant and Landlord's right to pursue any other available remedy.

         26.14 Execution of Lease. The submission of this Lease for examination does not Constitute a reservation of or option for the Premises, and this Lease shall become effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

         26.15 Laws of the State at Florida. This Lease shall be governed by, and construed in accordance with, the laws of the State of Florida. The venue for any action shall be Palm Beach County, State of Florida. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest. extent permitted by law.

         26.16 Mortgage Protection. Tenant agrees to give any mortgagee(s), by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) , of the address of such mortgagee(s). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.


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


         26.17 Radon Gas. Pursuant to F.S. 404.056(8), Tenant is hereby notified that radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         26.18 Riders. Any Rider(s) attached to this Lease are hereby made a part hereof.

         26.19 Condition of Premises at Delivery. Tenant is liable for all improvements and alterations and it is expressly agreed the Premises is being leased "as is" "where is" with no representations or warranties of any kind or nature by Landlord.

         26.20 Exclusive Use. Tenant shall have the exclusive right, with respect to the Shopping Center to operate as a primary business a copy center. This "Tenant Exclusivity Right" shall be and is subordinate to rights of tenants under leases existing prior to date of execution of this Lease. Tenant's Exclusivity Right shall be valid so long as Tenant is not in default under this Lease Agreement for more than thirty (30) days. If Tenant is in default and does not cure such default within thirty (30) days after receipt of notice (of default) from Landlord, Tenant's Exclusivity Right shall thereupon be immediately and forever terminated.

         26.21 Confidentiality. TENANT AGREES THAT THE TERMS OF THIS LEASE SHALL BE REGARDED AS CONFIDENTIAL AND SHALL NOT BE DIVULGED OR PUBLISHED BY TENANT IN ANY MANNER WITHOUT FIRST OBTAINING WRITTEN PERMISSION FROM LANDLORD WHICH PERMISSION MAY BE GIVEN OR REFUSED IN LANDLORD'S SOLE JUDGMENT. IN THE EVENT TENANT VIOLATES THIS CLAUSE, SUCH VIOLATION SHALL CONSTITUTE A BREACH OF THIS LEASE BY TENANT AND LANDLORD SHALL BE ENTITLED TO EXERCISE ANY AND ALL REMEDIES PERMITTED BY LAW OR UNDER THIS LEASE, INCLUDING BUT NOT LIMITED TO, TERMINATION OF THIS LEASE.

         26.22 Acknowledgment. TENANT ACKNOWLEDGES THAT IT WAS REPRESENTED, OR HAD THE OPPORTUNITY TO BE REPRESENTED, IN CONNECTION WITH THIS LEASE (INCLUDING
SECTION 26.27) BY INDEPENDENT LEGAL COUNSEL OF TENANT'S CHOICE.

         26.23 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

         26.24 Attorneys' Fees. In the event that it shall become necessary for Landlord to collect any sums due to it under this Lease or to employ the services of an attorney to enforce any of its rights under this Lease or to remedy the breach of any covenant of this Lease on the part of Tenant to be kept or performed, regardless of whether suit be brought, Tenant shall pay to Landlord such reasonable fees and expenses as shall be charged by Landlord's attorney or collection agency for such services, and any and all other costs incurred by Landlord in connection with the foregoing. Should suit be brought for the recovery of possession of the Premises, or for rent or any other sum due Landlord under this Lease, or because of the breach of any of Tenant's covenants under this Lease,

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


Tenant shall pay to Landlord all expenses of such suit and any appeal thereof, including any reasonable attorneys' and paraprofessional fees and costs, through and including all trial and appellate levels and postjudgment proceedings including any bankruptcy proceeding. Notwithstanding the foregoing to the contrary, in the event of litigation between the Landlord and Tenant relative to rights, obligations and duties of either party under this Lease, reasonable attorney fees and costs shall be paid by the non-prevailing party.

         26.25 Corporate Tenant. If Tenant is a corporation, the parties executing this Lease or any other documents related to this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly qualified corporation in good standing and all steps have been taken prior to execution to qualify Tenant to do business in Florida; that the undersigned are authorized to execute this Lease on Tenant's behalf, as evidenced by Exhibit G, attached hereto and made a part hereof; all franchise and corporate taxes have been paid to date; and all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due.

         26.26 First Right of Refusal. Landlord hereby grants to Tenant a right of first refusal ("Right") to purchase the Premises. In the event Landlord receives a bona fide offer to purchase the Premises ("Offer") and Landlord desires to accept such Offer, then Landlord shall notify Tenant of Landlord's intention to accept the Offer together with a copy of the instrument constituting the Offer. Within ten (10) days from the giving of the Notice, Tenant shall notify Landlord in writing of its intention to exercise or not to exercise the Right. In the event Tenant notifies Landlord, in writing, within such ten (10) day period of its election to exercise the Right, then the purchase of the Premises shall take place upon the same terms and conditions as are contained in the Offer. Notwithstanding the foregoing, Tenant shall not have the Right of first refusal in the event that (i) an Event of Default has occurred under the Lease; (ii) the Offer also includes the purchase of all or part of the Shopping Center; or (iii) the Offer is by an entity related to Landlord or to any officer, director or shareholder of Landlord.

              The exercise of the Right shall be accompanied by a cashier's check drawn upon a financial institution approved by Landlord in an amount equal to Twenty-Five Thousand Dollars and No/100 Dollars ($25,000.00) as a non-refundable deposit to be applied to the purchase price at the time of closing. The failure of Tenant to exercise its rights hereunder with respect to the Offer shall constitute a waiver by Tenant of its right of first refusal and Tenant's Right shall terminate and thereafter be of no further force and effect (even if the transaction pursuant to the Offer fails to close for any reason whatsoever and, accordingly, there are subsequent offers on the Premises in the future). The sale of the Premises shall include the entire legal description of outparcel as described in Exhibit A of the Lease.

         26.27 Waiver of Trial by Jury. EXCEPT AS PROHIBITED BY LAW, LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF LANDLORD, TENANT OR ANY GUARANTOR; THIS WAIVER BEING A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO THE LEASE. IF THE

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


SUBJECT MATTER OF ANY LITIGATION IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NEITHER LANDLORD NOR TENANT SHALL PRESENT AS A NON-COMPULSORY COUNTERCLAIM IN SUCH LITIGATION ANY CLAIM ARISING OUT OF THIS LEASE. FURTHERMORE, NEITHER LANDLORD NOR TENANT SHALL SEEK TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY LITIGATION IN WHICH A JURY TRIAL CANNOT BE WAIVED.






         IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written.

WITNESSES:                                LANDLORD:

A. J. Marvero                             EAST BOCA PLAZA ASSOCIATES, LTD.
------------------------------------

Print name:  A. J. Marvero
           -------------------------
                                          By: /s/ Jonathan Silverman
------------------------------------          ---------------------------------
                                             Jonathan Silverman, General Partner
Print name:
           -------------------------
                                          TENANT:


/s/ Terrence Lewis                        WEBB MORTGAGE CORPORATION
------------------------------------

Print name:  Terrence Lewis
           -------------------------

                                          By: /s/ Byron Webb
-------------------------------------        ---------------------------------
                                             Byron Webb, President
Print name:
           -------------------------



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


                              SCHEDULE OF EXHIBITS


         EXHIBIT A         OUTPARCEL LEGAL DESCRIPTION
         EXHIBIT B         SURVEY OF OUTPARCEL
         EXHIBIT C         REQUIRED INSTALLMENT PAYMENTS
         EXHIBIT D         USE RESTRICTIONS
         EXHIBIT E         SIGN CRITERIA
         EXHIBIT F         RULES AND REGULATIONS
         EXHIBIT G         CORPORATE RESOLUTION
         EXHIBIT H         GUARANTY






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